Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Long-Term Incentive Plan of TRI Pointe Homes, Inc. of our report dated November 6, 2012, with respect to the financial statements of TRI Pointe Homes, LLC included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act on February 1, 2013 of TRI Pointe Homes, Inc.

/s/ Ernst & Young LLP

Irvine, California
February 1, 2013